UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 24, 2013

MOBETIZE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St. #205, Blaine, Washington, United States		98230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(206) 347-4515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 24, 2013, we completed a debt to equity swap transaction through which we received 3,268,097 common shares of TeluPay International, Inc. (OTCBB:TLPY) ("TeluPay").

Under this transaction, we exchanged notes receivable from TeluPay that we were holding as a current asset with a carrying value of $373,424, for 3,268,097 common shares in TeluPay. As a result of this transaction, we now hold as an investment, approximately 2.02% of the outstanding share capital of TeluPay (as reported by TeluPay on November 14 2013).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.8	Compromise Agreements between TeluPay (FKA TeluPay Corp) and Mobetize (FKA TelupPay Inc.) dated July 1, 2013 (incorporated by reference to our Current Report on Form 8-K filed on September 16, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.

/s/ Stephen Fowler
Stephen Fowler
President and Director

Date: December 27, 2013